SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2013 (July 17, 2013)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2013, Flowers Finance II, LLC (the “Borrower”), a special purpose vehicle that is owned indirectly by Flowers Foods, Inc. (the “Company”), entered into a $150 million receivables loan and security agreement with Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as administrative agent and facility agent (the “Agent”), and certain financial institutions from time to time party thereto (the “Loan and Security Agreement”). Under the terms of the Loan and Security Agreement and related receivables sales agreements (collectively, the “Asset Securitization Facility”), certain affiliates of the Company will sell, on an ongoing basis, specified trade receivables to the Borrower and the Borrower will acquire such trade receivables in whole and/or part through loans received under the Loan and Security Agreement. The Borrower will pledge and grant security interests in all of its assets to secure its obligations under the Loan and Security Agreement.

The Loan and Security Agreement contains customary events of default, representations and warranties, and affirmative and negative covenants.

The Company has other relationships, including financial advisory and banking, with some parties to the Loan and Security Agreement and the Asset Securitization Facility.

A copy of the Loan and Security Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Asset Securitization Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement and the related receivables sale agreements, which are incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 19, 2013, the Company completed its previously announced acquisition of Hostess Brands, Inc.’s Wonder, Nature’s Pride, Merita, Home Pride and Butternut bread brands, 20 bakeries and approximately 36 depots (the “Hostess Bread Brands”).

Pursuant to the Asset Purchase Agreement dated January 11, 2013 (the “Purchase Agreement”), by and among the Company, FBC Georgia, LLC, a Georgia limited liability company and wholly-owned subsidiary of the Company (“FBC”), Hostess Brands, Inc. (“HBI”), Interstate Brands Corporation (“IBC”) and IBC Sales Corporation (“IBC Sales,” and collectively with HBI and IBC, “Hostess”), FBC purchased from Hostess the Hostess Bread Brands for a purchase price of $355 million (the “Acquisition”). The Acquisition was primarily funded from cash on hand and drawings under the Company’s credit facility under its new term credit agreement, as previously disclosed on Current Report Form 8-K filed on April 10, 2013, and the Loan and Security Agreement.

The foregoing description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on January 14, 2013, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On July 22, 2013, the Company issued a press release regarding the consummation of its acquisition of the Hostess Bread Brands, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Asset Purchase Agreement among Hostess Brands, Inc., Interstate Brands Corporation, IBC Sales Corporation, Flowers Foods, Inc. and FBC Georgia, LLC, dated as of January 11, 2013 (Previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed January 14, 2013 and incorporated herein by reference.)

10.1	Receivables Loan and Security Agreement, dated as of July 17, 2013, among Flowers Finance II, LLC, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as administrative agent and facility agent, and certain financial institutions party thereto

99.1	Press Release of Flowers Foods, Inc. dated July 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey
Title: Executive Vice President and Chief Financial Officer

Date: July 22, 2013

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement among Hostess Brands, Inc., Interstate Brands Corporation, IBC Sales Corporation, Flowers Foods, Inc. and FBC Georgia, LLC, dated as of January 11, 2013 (Previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed January 14, 2013 and incorporated herein by reference.)

10.1	Receivables Loan and Security Agreement, dated as of July 17, 2013, among Flowers Finance II, LLC, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch, as administrative agent and facility agent, and certain financial institutions party thereto

99.1	Press Release of Flowers Foods, Inc. dated July 22, 2013